Exhibit 10.3

FIRST AMENDMENT TO THE
 EMPLOYMENT AGREEMENT
ENTERED INTO AS OF JUNE 1, 1999
BETWEEN
CARVER BANCORP, INC.
AND DEBORAH C. WRIGHT

Carver Bancorp, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”) has entered into an Employment Agreement as of June 1, 1999 (the “Agreement”) with Deborah C. Wright (“Wright”), whereby Wright is employed as President and Chief Executive Officer of the Corporation.  The Corporation and Wright now desire to amend the Agreement by adding a Section 32 to comply with the provisions of the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”) of the Emergency Economic Stabilization Act of 2008 to read as follows:

“30	Compliance with the Capital Purchase Program of the Troubled Asset Relief Program (TARP).

Notwithstanding anything in this Agreement to the contrary, during the period that the U.S. Department of Treasury (“Treasury”) holds a debt or equity position in Carver Bancorp, Inc. (the “Company”) in connection with the Capital Purchase Program, the Company shall be entitled to recover the amount of any bonus or compensation credited or paid to any Participant under this Agreement that is reasonably determined at any time by the Company to have been calculated or based on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

No Participant may receive any payment under this Agreement during the period that the Treasury holds a debt or equity position in the Company pursuant to the Capital Purchase Program if the receipt of such payment alone or when added to any other payment would cause such Participant to receive an “excess parachute payment” within the meaning of Section 280G (and specifically giving effect to subsection (e) thereof) of the Internal Revenue Code of 1986, as amended (the “Section 280G limitation”).  The Company shall retain the final authority to reduce or eliminate entirely any payouts pursuant to this Plan to give full effect to the Section 280G limitation set forth in this paragraph.”

All other terms and conditions in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amended Employment Agreement as of the 14th day of January, 2009.

Carver Bancorp, Inc.

By:	/s/
Mark A. Ricca
Executive Vice President, Chief Risk Officer and General Counsel

/s/
Deborah C. Wright